DEAN HELLER                                        FILED # C923-00
Secretary of State                                  JAN 12, 2000
101 N. Carson St., Ste. 3                         in the office of
Carson City, NV 89701                              /s/ Dean Heller
(775) 634-5708                                Dean Heller Secretary of State

                     Articles of Incorporation
                       (Pursuant to NRS 78)

1. Name of Corporation:             Idaho Technical, Inc.

2. Resident Agent Name              Resident Agents of Nevada
   and Street Address:        711 Carson St., Carson City, NV  89701

3. Shares:  Number of shares                             Number of shares
          with par value:  60,000,000  Par value: .005  without par value: -
                          ------------            ------                 -----

4. Governing Board:       Shall be styled as   x  Directors  or       Trustees
                                             ------             ------
Submission Page 24 of 31
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5. Purpose:        The purpose of the Corporation shall be:  Any Legal
                                                           ----------------

6. Other Matters:       Number of additional pages attached:   1
                                                            -------

7. Names, Addresses
   and Signatures of
   Incorporators:       David A. Miller
                        ----------------
                        1408 Westwood Ct., Sandpoint, Id. 83864
                        ----------------------------------------
                        /s/ David A. Miller
                        --------------------

8. Certificate of
   Acceptance of
   Appointment of
   Resident Agent:      /s/ Resident Agents of Nevada, Inc. hereby accept
                        -----------------------------------
                       appointment as resident Agent for the above named corporation.

                       /s/ Landra L.Miller               1/12/00
                       ----------------------          ------------
                       Signature of Resident Agent       Date



                        ARTICLES OF INCORPORATION
                                   OF
                          IDAHO TECHNICAL, INC.

9. The corporate existence of this corporation shall be perpetual.

10. In addition to the power conferred upon the shareholders by law, to make, amend or repeal By-Laws and adopt new By-Laws, but such power may be executed only by a majority of the whole Board of Directors.

11. A director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as a vendor, purchaser, or otherwise; and in the absence of actual fraud no transaction or contract of the corporation shall be void or voidable by reason of the fact that any director of officer, or firm of which any director or officer is a member, or in any way interested in such transaction or contract; provided, that such transaction or contract is, or shall be, authorized, ratified or approved (1) by a vote of a majority of a quorum of the Board of Directors, or of the Executive Committee, if any, counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested, or who is a member of a firm so interested; or (2) at a stockholders' meeting by a vote of a majority of the outstanding shares of stock of the corporation represented at such meeting and entitled to vote, or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as though such authorization, ratification or contract of the corporation Submission Page 25 of 31
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authorized ratified or approved, as aforesaid, by reason of the fact that he may be, or any firm of which he is a member, or any corporation of which he is a shareholder, officer or director, was interested in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any other manner than permitted by law, or invalidate or made voidable any contract or transaction which would be valid without reference to the provisions of this paragraph.


THE GREAT SEAL OF THE STATE OF NEVADA
State of Nevada-Secretary of State
I hereby certify that this is a true and complete
copy of the document as filed in this office.
JAN 13 2000
/s/ Dean Heller
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Dean Heller-Secretary of State
By JLS